UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities ExchangeAct of 1934

Date of Report (Date of earliest event reported): October 15, 2025

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangeAct. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2025, Lunai Bioworks (the “Company”) received a Notice from the NASDAQ Stock Market that the Company has regained compliance with Listing Rule 5550(a)(2). On April 14, 2025, the NASDAQ staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous thirty (30) consecutive business days as required by the Listing Rules of the NASDAQ Stock Market. Since then, the staff of NASDAQ has determined that for the last eleven (11) consecutive business days from September 30, 2025 to October 14, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.

Item 9.01 Financial Statements and Exhibits.

A Press Release announcing compliance with the Listing Rule was published by the Company on October 16, 2025, a copy of which is filed herewith as Exhibit 99.1

Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Compliance with the List Requirements dated October 16, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

	By:	/s/ David Weinstein
Name: David Weinstein
Title: Chief Executive Officer

Date: October 16, 2025